Securities & Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                                September 5, 1997

                          OneLink Communications, Inc.
        (Exact name of small business issuer as specified in its charter)


                         Commission file number: 0-25764


             Minnesota                                   41-1675041
   (State or other jurisdiction                         (IRS Employer
  of incorporation or organization)                   Identification No.)


                          10340 Viking Drive, Suite 150
                             Eden Prairie, MN 55344
                    (Address of principal executive offices)


                                  612-996-9000
              (Registrant's telephone number, including area code)


                                MarketLink, Inc.
          (Former name or former address, if changed since last report)

Item 5. Other Events

Press Release Issued September 2, 1997

OneLink Communications Announces Continued Listing of the Company's Stock on the Nasdaq Small Cap Market

Minneapolis, MN - OneLink Communications, Inc. (NASDAQ Small Cap:ONEL) announced that it has been granted an exception to the Nasdaq listing requirements for Total Assets and Capital and Surplus as a result of a recent review by a Nasdaq Listing Qualifications Panel in Washington. As a result, the Company's stock will continue to be listed on the Nasdaq Small Cap Market.

While OneLink failed to meet these requirements as of March 31, 1997 and June 30, 1997, the Company has been granted a temporary exception from this standard, subject to OneLink completing its private placement offering by September 15, 1997. During the exception period, the Company's stock symbol will change from ONEL to ONELC.

If the Company is successful in completing its financing by September 15, 1997, it will continue to be listed on the Nasdaq SmallCap Market. Although there can be no assurances that it will do so, the Company believes that it can meet the listing requirements through a conversion of debt to equity and a private placement offering. Both of these actions are already in process.

"We are pleased to receive the acknowledgment from the Nasdaq panel regarding OneLink's plan to meet the Total Asset and Capital and Surplus requirements," said Michael Ryan, OneLink's Chief Financial Officer. "With the private placement offering and the naming of Paul Lidsky as President and CEO, the Company is excited about the current and future strategic direction of the Company," said Ron Eibensteiner, Chairman of OneLink Communications, Inc.

OneLink Communications, Inc., a Minneapolis-based corporation, is an interactive communications technology company providing automated information products and services delivered through the multi-path integration of telephone, Internet and proprietary information systems known as "OneLink." Fortune 500 companies and Regional Bell Operating companies use OneLink's proprietary mapping capabilities to accurately visualize and profile their customer base and markets and connect single-number service based upon caller location.

Raising of Additional Equity

On September 5, 1997, OneLink Communications, Inc. (the "Company") closed a private placement of Units, (the "Units") each Unit consisting of fifty (50) shares of Common Stock and fifty (50) Common Stock Purchase Warrants, ("Warrants") to accredited investors for an aggregate gross purchase price of $1,350,000. Each Warrant will entitle the holder to purchase one share of the Company's Common Stock at an exercise price of $1.50 per share. The Warrants may be exercised immediately and expire on September 5, 2000. The Company retains a call option on the Warrants to redeem the Warrants provided that the closing bid price of the Company's Common Stock exceeds $2.50 per share for any five consecutive trading days. The Company intends to use the proceeds from the offering for working capital purposes and to pay off short term borrowings.

The offering was conducted pursuant to Section 3(b) of the Securities Act of 1933, as amended and was made only to "Accredited Investors" as defined by Rule 501 of Regulation D promulgated under the Securities Act and Laws. No commissions were paid to its officers and directors for their selling efforts.

The increase in the Company's equity, as a result of the sale of $1,350,000 worth of Units will enable the Company to comply with Nasdaq's Total Asset and Capital and Surplus requirements, and thus remain listed on Nasdaq's SmallCap Market. Under Item 7., is a Pro Forma Balance Sheet as of July 31,1997 and Pro Forma Statement of Operations for the seven months ended July 31, 1997, taking into effect the gross proceeds from the sale of the $1,350,000 worth of Units as of July 31, 1997.

In addition, the Company intends to continue its Unit Offering to accredited investors with the intent of raising an additional $650,000 to $1,150,000 by September 15, 1997.

Item 7. Financial Statements
                          OneLink Communications, Inc.
                                 Balance Sheets
                                   (unaudited)

                                                                       July 31      Pro Forma         Pro Forma
                                                                        1997       Adjustments         Balance
                                                                      -----------------------------------------------

Assets
Current assets:
   Cash and cash equivalents                                          $  73,749     $1,000,000 (A)     $    1,073,749
   Trade accounts receivable, net of allowance for
     doubtful accounts of $19,018 in July 31, 1997 and $19,018 in
     Pro Forma July 31, 1997                                            268,288                               268,288
   Minimum lease payments receivable                                     34,200                                34,200
   Computer Parts and supplies, net of reserve for obsolescence of
   $11,986 on July 31, 1997 and $11,986 on Pro Forma July 31, 1997       40,671                                40,671
   Prepaid expenses                                                      44,339                                44,339
                                                                   ------------                        --------------
Total current assets                                                    461,247                             1,461,247
Property and equipment:
   Furniture and equipment                                            1,223,417                             1,223,417
   Equipment leased to others                                           318,140                               318,140
                                                                   ------------                        --------------
                                                                      1,541,557                             1,541,557
Accumulated depreciation                                               (742,432)                             (742,432)
                                                                   -------------                       --------------
                                                                        799,125                               799,125
Other assets:
   Goodwill                                                             521,554                               521,554
   Investment in sales type leases                                       17,100                                17,100
   Deposits                                                              76,486                                76,486
                                                                   ------------                        --------------
                                                                        615,140                               615,140
                                                                   ------------                        --------------
Total Assets                                                          1,875,512                             2,875,512
                                                                   ============                        ==============
Liabilities and shareholders' equity
Current liabilities:
   Accounts payable                                                    $182,328                              $182,328
   Notes Payable and Current maturities of long-term debt               311,670       (250,000) (B)            61,670
   Notes Payable - Related Parties                                      100,537       (100,000) (C)               537
   Customer deposits                                                     65,908                                65,908
   Deferred revenue                                                     418,251                               418,251
   Other accrued liabilities                                            235,328                               235,328
                                                                   ------------                        --------------
Total current liabilities                                             1,314,022                               964,022
Long-term debt, related parties                                           2,211                                 2,211
Long-term debt, net of current maturities                                18,478                                18,478
Shareholders' equity:
   Common stock, par value $.01 per share, Authorized shares--
    50,000,000; Issued and outstanding shares: July 31,1997 and
    Pro Forma July 31, 1997--2,966,696 and 4,316,696,  respectively      29,438         13,500 (D)             42,938
   Additional paid-in capital                                         6,346,663      1,336,500 (D)          7,683,163
   Accumulated deficit                                               (5,835,300)                           (5,835,300)
                                                                   ------------                        --------------
Total shareholders' equity                                              540,801                             1,890,801
                                                                   ------------                        --------------

Total liabilities and shareholders' equity                           $1,875,512                            $2,875,512
                                                                   ============                        ==============

See accompanying notes.

                                 OneLink Communications, Inc.
                                   Statements of Operations
                           for the Seven Months Ending July 31, 1997
                                          (unaudited)

                                                          Y-T-D      Pro Forma     Pro Forma
                                                         July 31,   Adjustments     Balance
                                                           1997
                                                       -----------------------------------------

Revenues                                                 $1,009,139                  $1,009,139
Cost of revenues                                           (519,467)                   (519,467)
                                                       -------------            ----------------
Gross profit                                                489,672                     489,672

Operating expenses:
    Selling                                                 328,576                     328,576
    General and administrative                            1,075,984                   1,075,984
    Research and development                                131,203                     131,203
                                                       -------------            ----------------
Total operating expenses                                  1,535,763                   1,535,763
Operating loss                                           (1,046,091)                 (1,046,091)

Interest income                                               9,449                       9,449
Interest expense                                            (14,375)                    (14,375)
Other income (expense)                                      (30,463)                    (30,463)
                                                       -------------            ----------------
Loss before income taxes                                 (1,081,480)                 (1,081,480)

Provision for income taxes                                        0                           0
Net loss                                                ($1,081,480)                ($1,081,480)

Net loss per share                                           ($0.36)     (E)             ($0.25)

Weighted average number of shares outstanding             2,966,696      (E)          4,316,696



Notes to the Consolidated Pro Forma Financial Statements for the Seven Months Ended July 31, 1997 (Unaudited)

The unaudited Pro Forma Consolidated Balance Sheet and Statement of Operations has been prepared to reflect the sale of 1,350,000 Units as if the sale occurred as of July 31, 1997. Actual and pro forma operating results for the seven months ended July 31, 1997 are not necessarily indicative of the financial position or the operating results that would have occurred at July 31, 1997 or that will be achieved for the year or any other period. These statements should be read in conjunction with the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996 and the Company's Quarterly Reports on Form 10-QSB for the three and six months ended March 31, 1997 and June 30, 1997, respectively.

The pro forma adjustments are as follows:

A. Cash and Cash Equivalents - Net proceeds from the sale of Units after conversion of certain liabilities disclosed below.

B.   Note Payable to Investor - Investor converted $250,000 of notes into Units.

C. Note Payable to Related Party Investor - Related party investor converted $100,000 of notes into Units.

D. Par Value and Additional Paid In Capital - The common stock has a Par Value of $0.01 per share. The additional amount for the sale of the stock subscriptions has been added to the additional paid in capital.

E. Net Loss Per Share -Assumes an additional 1,350,000 shares outstanding for the seven months ended July 31, 1997.

                          OneLink Communications, Inc.



                                   SIGNATURES


Pursuant to the registration requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      ONELINK COMMUNICATIONS, INC.
                                      (Registrant)



Date: September 5, 1997                BY: /s/ Michael J. Ryan
                                       Chief Financial Officer